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                                                                  EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
American Medserve Corporation

We consent to the reference to our report dated September 15, 1995 relating to the statements of income and cash flows of Williamson Drug Company, Inc. for the period from August 11, 1994 to June 30, 1995 included in the 1996 Form 10-K of American Medserve Corporation.

                                           S.B. HOOVER & COMPANY, L.L.P.

Harrisonburg, Virginia
March 19, 1997